Exhibit 1.3

For Ministry Use Only		Ontario Corporation Number
A (usage exclusif du ministère		Numéro de la société en Ontario
Ministry of	Ministère des
Government Services	Services gouvernementaux
Ontario		630609
CERTIFICATE	CERTIFICAT
This is to certify that these articles are effective on	Ceci certifie que les presents statuts entrent en vigueur le

SEPTEMBER 11 SEPTEMBRE, 2009

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

Form 3 Business Corporations Act	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):
		C	O	P	E	R	N	I	C	I	N	C.

Formule 3 Loi sur les sociétés par actions

	2.	The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s’il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):

	3.	Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:
1985/07/05
(Year, Month, Day)
(année, mois, jour)

4.
Complete only if there is a change in the number of directors or the minimum / maximum number of directors. II faut remplir cette partle seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a changé.

		Number of directors is/are:								or		minimum and maximum number of directors is/are:
		Nombre d’administrateurs:								ou		nombres minimum et maximum d’administrateurs:

		Number								or		minimum and maximum
		Nombre								ou		minimum et maximum

	5.	The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la facon suivante:

At the close of business on September 11, 2009, the Articles of Incorporation, as amended, of Copernic Inc. shall be amended by consolidating the issued and outstanding common shares of Copernic Inc. on the basis of one (1) new common share for every seven (7) old common shares provided that no fractional common shares of Copernic Inc. shall be issued in connection with the consolidation and any fractional share resulting from the consolidation shall be rounded up to the next whole number of common shares.

6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporation Act.
La Modification a été düment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7.
The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2009/09/11
(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

COPERNIC INC.
(Name of Corporation) (if the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si pon demande un changement de nom, indiquer ci-dessus la dénomination sociale actuette).

By/ Par:		Chief Executive Officer
	(Signature)	(Description of Office)
	(Signature)	(Function)